CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


POTASH CORPORATION OF SASKATCHEWAN INC.


We hereby consent to the incorporation of our report dated February 10, 1999, incorporated by reference in the Annual Report on Form 10-K of Potash Corporation of Saskatchewan Inc. ("PCS") for the year ended December 31, 1998, into this Registration Statement on Form S-8.


/s/ Deloitte & Touche, L.L.P.
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DELOITTE & TOUCHE L.L.P.

Chartered Accountants

Saskatoon, Saskatchewan, Canada

December 29, 1999